UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2014

Shire plc
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(Exact name of registrant as specified in its charter)

Jersey, Channel Islands
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(State or other jurisdiction of incorporation)

0-29630                                                  98-0601486
(Commission File Number)                (IRS Employer Identification No.)

5 Riverwalk, Citywest Business Campus, Dublin
24, Republic of Ireland
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(Address of principal executive offices)                              (Zip code)

Registrant's telephone number, including area code               +353 1 429 7700

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.f13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

As Shire plc (“Shire”) previously announced on Form 8-K filed October 20, 2014, James Bowling will be stepping down as interim Chief Financial Officer (“CFO”) of Shire. On November 19, 2014, Shire announced that Jeff Poulton (47), Shire’s Senior Vice President and Head of Investor Relations, will succeed Mr. Bowling as interim CFO with effect from January 1, 2015.

Mr. Poulton joined Shire in 2003 and in addition to his current role, has served in a number of positions including, in the past five years, as Senior Vice President and Head of Shire’s Rare Disease Business Unit, Senior Vice President and General Manager for Americas and Asia Pacific Commercial Operations for Shire’s Human Genetic Therapy Division, and Senior Vice President Finance for Shire’s Human Genetic Therapy Division. Mr. Poulton is expected to enter into a new employment agreement governing the terms of his appointment as interim CFO.

Shire has issued the press release attached as Exhibit 99.1 hereto which is incorporated by reference herein.

Item 8.01.  Other Events.

Shire has issued the press release attached as Exhibit 99.1 hereto, which announces the relocation of jobs to Lexington, Massachusetts and is incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits

                  (d)  Exhibits.  The following exhibit is filed herewith:

99.1                  Press Release dated November 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHIRE PLC

By:	/s/ T May
	Name:	Tatjana May
	Title:	General Counsel

Dated: November 25, 2014

EXHIBIT INDEX

Number	Description
99.1	Press Release dated November 19, 2014